EXHIBIT 99.1

Edgewater Reports Fourth Quarter and Full Year 2012 Results

WAKEFIELD, Mass., Feb. 27, 2013 (GLOBE NEWSWIRE) -- Edgewater Technology, Inc. (Nasdaq:EDGW), a leading consulting firm that brings a blend of classic consulting and product-based consulting services to its clients, reported financial results for the fourth quarter and full year ended December 31, 2012.

Fourth Quarter 2012 Highlights

  Generated $3.9 million in cash flow from operations, compared to a cash outflow of $25,000 in the fourth quarter of 2011;
  Increased cash and cash equivalents to $16.7 million, compared to $10.3 million in the fourth quarter of 2011; and
  Repurchased 126,000 shares of common stock at an aggregate purchase price of $461,000, or $3.65 per share.

Fourth Quarter 2012 Financial Results

  Total revenue was $24.2 million compared to $26.4 million in the fourth quarter of 2011;
  Service revenue was $19.5 million compared to $20.8 million in the fourth quarter of 2011;
  Gross profit was $8.4 million, or 34.8% of total revenue, compared to $9.9 million, or 37.5% of total revenue, in the fourth quarter of 2011;
  Gross profit margin related to service revenue was 36.0% compared to 41.6% in the fourth quarter of 2011;
  Utilization was 67.7% compared to 75.6% in the fourth quarter of 2011;
  Net income was $345,000, or $0.03 per diluted share, compared to a net loss of $1.9 million, or $(0.17) per diluted share, in the fourth quarter of 2011. The reported net loss in the fourth quarter of 2011 included a $2.2 million non-cash lease abandonment charge; and
  Adjusted EBITDA (a non-GAAP measure) was $1.4 million, or 5.7% of total revenue and $0.12 per diluted share (see "Non-GAAP Financial Measures" below for further discussion of this non-GAAP term), compared to adjusted EBITDA of $1.6 million, or 6.2% of total revenue and $0.14 per diluted share, in the fourth quarter of 2011.

Full Year 2012 Highlights

  Increased organic service revenue by 5% to $83.1 million compared to $79.2 million in 2011;
  Generated $8.8 million in cash flow from operations compared to $5.8 million in 2011;
  Repurchased 694,000 shares of common stock at an aggregate purchase price of $2.6 million, or $3.81 per share; and
  Sold Fullscope's Process Industries 2 ("PI2") software and intellectual property to Microsoft for $3.25 million. As part of the agreement, Microsoft engaged Edgewater in additional development and training services.

Full Year 2012 Financial Results

  Total revenue decreased to $100.9 million compared to $102.4 million in 2011. Total revenue in 2011 included $2.7 million of process-related royalties that did not recur in 2012;
  Service revenue increased 4.9% to $83.1 million compared to $79.2 million in 2011;
  Gross profit was $35.3 million, or 35.0% of total revenue, compared to $38.7 million, or 37.8% of total revenue, in 2011;
  Gross profit margin related to service revenue was 37.9% compared to 39.3% in 2011;
  Utilization was 71.5% compared to 75.8% in 2011;
  Net income was $1.4 million, or $0.13 per diluted share, compared to net income of $344,000, or $0.03 per diluted share, in 2011.  Net income in 2011 includes $2.7 million of process-related royalties that did not recur in 2012, and a $2.2 million non-cash lease abandonment charge; and
  Adjusted EBITDA was $5.7 million, or 5.6% of total revenue and $0.49 per diluted share, compared to adjusted EBITDA of $7.9 million, or 7.7% of total revenue and $0.66 per diluted share, in 2011.

Management Commentary

"Our pipeline remains robust, but many planned launches of new projects were delayed by customers who cited uncertainty of budgets and general economic concerns," said Shirley Singleton, Edgewater's chairman, president and CEO. "We secured first-time engagements with 16 new customers during the fourth quarter of 2012, however, we typically see between 25 to 30 new customers per quarter. This statistic illustrates the 'failure to launch' mentality that was a factor in the latter stages of 2012. The strength of the first half of 2012 was enough to offset the softness in the latter half of the year, resulting in 5% organic service revenue growth for the year. The majority of the business in the fourth quarter pipeline remains active, and I am pleased to see several projects have now closed in the first quarter of 2013.

"During 2012, we also strengthened Edgewater's brand and reach in the Oracle and Microsoft product-based consulting channels.  We continued to expand critical mass in these channels and leverage our brand name recognition as a means to facilitate growth. Additionally, we successfully capitalized upon our expertise in the Microsoft channel through the development of intellectual property, which we use as a branded sales differentiator and delivery accelerant. As a result of these efforts, we were awarded the 2012 Microsoft Dynamics Manufacturing Partner of the Year.

"As we look toward 2013, we intend to continue our investments in intellectual property, which is a key component of product-based consulting. We believe that vertically focused IP, in combination with a deep understanding of product-based consulting services, will reinforce our brand and expand our channel influence."

Ms. Singleton concluded: "We are seeing signs of traction with respect to new deal signings in the middle of the first quarter of 2013. Given this, we believe that our first quarter 2013 service revenue will be up from the fourth quarter of 2012."

Conference Call and Webcast Information

Edgewater has scheduled a conference call today (Wednesday, February 27, 2013) at 10:00 a.m. Eastern time to discuss its fourth quarter and full year 2012 results.

Date: Wednesday, February 27, 2013
Time: 10:00 a.m. Eastern Time
Dial-in number: 1-877-713-9347
Webcast: http://ir.edgewater.com/

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the conference call can be accessed via Edgewater's investor relations web site at http://ir.edgewater.com/ or by dialing 1-855-859-2056 (Conference ID#: 95227617) after 1:00 p.m. Eastern time through Wednesday, March 13, 2013.

About Edgewater

Edgewater Technology, Inc. (Nasdaq:EDGW) is a strategic consulting firm delivering a blend of classic consulting and product-based consulting services. Edgewater addresses the market both vertically by industry and horizontally by product and technology specialty, providing its client base with a wide range of business and technology solutions. As one of the largest IT consulting firms based in New England, the Company works with clients to reduce costs, improve processes and increase revenue through the judicious use of technology. Edgewater's brand names include Edgewater Technology, Edgewater Consulting, Edgewater Ranzal and Edgewater Fullscope. To learn more, please visit www.edgewater.com.

The Edgewater Technology logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3783

Forward-Looking Statements

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our expected first quarter 2013 service revenue, intellectual property investments in 2013 and expand channel influence. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) failure to obtain new customers or retain significant existing customers; (2) the loss of one or more key executives and/or employees; (3) changes in industry trends, such as a decline in the demand for Business Intelligence ("BI"), Enterprise Performance Management ("EPM") and Enterprise Resource Planning ("ERP") solutions, custom development and system integration services and/or declines in industry-wide information technology ("IT") spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (4) inability to execute upon growth objectives, including new services and growth in entities acquired by our Company; (5) adverse developments and volatility involving economic, geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in critical accounting policies and estimates; (7) delays in, or the failure of, our sales pipeline being converted to billable work and recorded as revenue; (8) termination by clients of their contracts with us or inability or unwillingness of clients to pay for our services, which may impact our accounting assumptions; (9) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (10) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; (11) the failure of the marketplace to embrace advisory and product-based consulting services; (12) changes in the market for leased office space and/or (13) failure to make a successful claim against the Fullscope escrow accounts. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under "Part I - Item IA Risk Factors" in our 2011 Annual Report on Form 10-K filed with the SEC on March 12, 2012. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. Except as required by law, we undertake no obligation to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	December 31, 2012	December 31, 2011
Assets
Cash and cash equivalents	$ 16,651	$ 10,333
Accounts receivable, net	18,281	23,307
Prepaid expenses and other current assets	1,418	763
Total current assets	36,350	34,403
Property and equipment, net	1,949	2,429
Goodwill and intangible assets, net	13,243	14,128
Other assets	247	238
Total Assets	$ 51,789	$ 51,198

Liabilities and Stockholders' Equity
Accounts payable	$ 593	$ 1,858
Accrued liabilities	14,280	13,934
Accrued contingent earnout consideration	--	126
Deferred revenue	2,969	1,569
Capital lease obligations, current	--	52
Total current liabilities	17,842	17,539
Accrued contingent earnout consideration	--	105
Other long-term liabilities	1,272	1,841
Total liabilities	19,114	19,485
Stockholders' Equity	32,675	31,713
Total Liabilities and Stockholders' Equity	$ 51,789	$ 51,198

Shares Outstanding	10,897	11,311

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Statement of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenue:
Service revenue	$ 19,522	$ 20,841	$ 83,137	$ 79,239
Software	3,152	3,772	10,190	13,064
Process royalties	--	--	--	2,734
Reimbursable expenses	1,574	1,792	7,554	7,406
Total revenue	24,248	26,405	100,881	102,443

Cost of revenue:
Project and personnel costs	12,487	12,170	51,594	48,078
Software costs	1,745	2,537	6,454	8,262
Reimbursable expenses	1,574	1,792	7,554	7,406
Total cost of revenue	15,806	16,499	65,602	63,746
Gross profit	8,442	9,906	35,279	38,697

Selling, general and administrative	7,545	8,622	31,202	32,019
Embezzlement costs	17	18	592	144
Changes in fair value of contingent consideration	--	50	(231)	144
Lease abandonment charge	--	2,230	--	2,230
Depreciation and amortization	459	723	1,801	2,846
Operating income (loss)	421	(1,737)	1,915	1,314

Other (income) expense, net	57	(23)	67	127
Income (loss) before income taxes	364	(1,714)	1,848	1,187

Tax provision	19	192	401	843
Net income (loss)	$ 345	$ (1,906)	$ 1,447	$ 344

BASIC EARNINGS (LOSS) PER SHARE:
Basic earnings (loss) per share	$ 0.03	$ (0.17)	$ 0.13	$0.03
Weighted average shares outstanding – Basic	10,947	11,339	11,180	12,038

DILUTED EARNINGS (LOSS) PER SHARE:
Diluted earnings (loss) per share	$ 0.03	$ (0.17)	$ 0.13	$ 0.03
Weighted average shares outstanding – Diluted	11,358	11,339	11,589	12,048

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(In Thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Cash flow provided by (used in):
Operating activities	$ 3,922	$ (25)	$ 8,836	$ 5,833
Investing activities	(63)	(2,912)	(591)	(3,498)
Financing activities	(186)	(40)	(1,932)	(2,894)
Effect of exchange rates on cash	4	(11)	5	(11)
Net increase (decrease) in cash and cash equivalents	$ 3,677	$ (2,988)	$ 6,318	$ (570)

Non-GAAP Financial Measures

Edgewater reports its financial results in accordance with generally accepted accounting principles ("GAAP"). Management believes, however, that certain non-GAAP financial measures used in managing the Company's business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. As noted below, the foregoing measures have limitations and do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

Edgewater views Adjusted EBITDA, Adjusted EBITDA per Diluted Share and Adjusted EBITDA as a Percentage of Total Revenue as important indicators of performance, consistent with the manner in which management measures and forecasts the Company's performance. We believe Adjusted EBITDA measures are important performance metrics because they facilitate the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Income tax provision. The exit of our former significant unrelated operations in 2000 and 2001 created significant net operating loss carry-forwards and deferred tax assets, and the tax provisions that we take under GAAP, for which there is no corresponding federal tax payment obligation for us, and the adjustments that we make to our deferred tax asset, based on the prospects and anticipated future profitability of our ongoing operations, can be significant and can obscure, either significantly, or in part, period-to-period changes in our core operating results.

Depreciation and amortization. We incur expense associated with the amortization of intangible assets that is primarily related to the various acquisitions we have completed. We believe that eliminating this expense from our non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of the individual acquisition transactions, which also vary substantially in frequency from period-to-period.

Stock-based compensation expense. We incur stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation – Stock Compensation." We exclude this non-cash expense as we do not believe it is reflective of business performance.  The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. Edgewater believes that non-GAAP financial measures of profitability, which exclude stock-based compensation, are widely used by analysts and investors.

Adjustments to contingent consideration earned, at fair value. We are required to remeasure the fair value of our contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized as a current period operating expense.  The Company believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisition events and make it difficult to evaluate core operating results.

Direct acquisition costs. We incur direct transaction costs related to acquisitions which are expensed in our GAAP financial statements. Our non-GAAP financial measures exclude the effects of direct acquisition-related costs as we believe these transaction-specific expenses are inconsistent in amount and frequency and make it difficult to make period-to-period comparisons of our core operating results.

Fullscope embezzlement costs. During the second quarter of 2010, we discovered embezzlement activities within Fullscope, Inc. The Company, since the discovery, has incurred non-routine professional services-related expenses addressing the embezzlement issue. Our non-GAAP financial measures exclude the effects of the embezzlement-related expenses as we believe excluding these costs from our non-GAAP financial measures is useful to investors because these expenses are not directly associated with the Company's operations and are inconsistent in amount and frequency, causing difficulties in comparisons of our core operating results.

Lease abandonment charge. During 2011, we recorded a non-cash charge of $2.2 million in connection with the abandonment of certain excess office space at our corporate headquarters. Our non-GAAP financial measures exclude expense associated with the lease abandonment charge as we believe such expense is associated with a non-routine charge, causing difficulties in comparisons of our core operating results.

Interest and other (income) expense, net. We record periodic interest and other (income) and expense amounts in connection with our cash and cash equivalents, capital lease obligations and (gains) and losses on foreign currency transactions. Our non-GAAP financial measures exclude (income) expense associated with these items as we believe such (income) expense is inconsistent in amount and frequency and makes it difficult to make period-to-period comparisons of our core operating results.

We believe that Adjusted EBITDA metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management's entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

EDGEWATER TECHNOLOGY, INC.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
(In Thousands, except per share amounts)
(Unaudited)

	For The Three Months Ended December 31,		For The Twelve Months Ended December 31,
	2012	2011	2012	2011
Reported GAAP net income (loss)	$ 345	$(1,906)	$ 1,447	$ 344
Add: Income tax provision	19	192	401	843
Add: Depreciation and amortization	520	737	1,957	2,886
Add: Stock-based compensation expense	414	327	1,419	1,201
Add: Adjustments to contingent consideration earned, at fair value	--	50	(231)	144
Add: Fullscope embezzlement costs	17	18	592	144
Add: Lease abandonment charge	--	2,230	--	2,230
Less: Other (income) expense, net	57	(23)	67	127
Adjusted EBITDA[1]	$ 1,372	$ 1,625	$ 5,652	$ 7,919
Adjusted EBITDA per diluted share[1]	$ 0.12	$ 0.14	$ 0.49	$ 0.66
Diluted shares outstanding	11,358	11,352	11,589	12,048

Adjusted EBITDA as a % of total revenue[1]	5.7%	6.2%	5.6%	7.7%
Total revenue	$24,248	$26,405	$100,881	$102,443

1- Adjusted EBITDA, Adjusted EBITDA Per Diluted Share and Adjusted EBITDA as a Percentage of Total Revenue are Non-GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than GAAP Net Income and Diluted Earnings Per Share. Adjusted EBITDA and Adjusted EBITDA per Diluted Share measures presented may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA is defined as net income less interest and other (income) expense, net, plus taxes, depreciation and amortization, stock-based compensation expense, adjustments to contingent consideration earned, goodwill and intangible asset impairment charges, direct acquisition costs, costs associated with the Fullscope embezzlement issue and the lease abandonment charge. Adjusted EBITDA per Diluted Share is defined as Adjusted EBITDA divided by the diluted common shares outstanding used in Diluted Earnings per Share calculations, while Adjusted EBITDA as a % of Total Revenue is defined as Adjusted EBITDA divided by Total Revenue.

CONTACT: Company Contact:
         Timothy R. Oakes
         Chief Financial Officer
         1-781-246-3343

         Investor Relations:
         Liolios Group, Inc.
         Cody Slach
         1-949-574-3860
         EDGW@liolios.com